
<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the
Consolidated Balance Sheet as of June 30, 1997 and the Consolidated Statement of
Income for the six months ended June 30, 1997 of Meditrust and is qualified in its entirety by reference to such financial statements. Share amounts were adjusted in computing Earnings Per Share to reflect the November 1997 merger of
Meditrust with and into Santa Anita Realty Enterprises, Inc. ("Santa Anita," and
now known as "Meditrust Corporation") in which shareholders of Meditrust received 1.2016 shares of Santa Anita in exchange for each share of Meditrust held.
</LEGEND>
<RESTATED>
<CIK>                         0000313749
<NAME>                        MEDITRUST CORPORATION
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                               DEC-31-1997
<PERIOD-START>                                  JAN-01-1997
<PERIOD-END>                                    JUN-30-1997
<EXCHANGE-RATE>                                           1
<CASH>                                               29,148
<SECURITIES>                                              0
<RECEIVABLES>                                        25,677
<ALLOWANCES>                                              0
<INVENTORY>                                               0
<CURRENT-ASSETS>                                          0
<PP&E>                                            1,252,477
<DEPRECIATION>                                      110,429
<TOTAL-ASSETS>                                    2,566,604
<CURRENT-LIABILITIES>                                     0
<BONDS>                                           1,108,705
<PREFERRED-MANDATORY>                                     0
<PREFERRED>                                               0
<COMMON>                                          1,527,625
<OTHER-SE>                                         (139,860)
<TOTAL-LIABILITY-AND-EQUITY>                      2,566,604
<SALES>                                                   0
<TOTAL-REVENUES>                                    138,979
<CGS>                                                     0
<TOTAL-COSTS>                                             0
<OTHER-EXPENSES>                                          0
<LOSS-PROVISION>                                          0
<INTEREST-EXPENSE>                                   38,378
<INCOME-PRETAX>                                      83,000
<INCOME-TAX>                                              0
<INCOME-CONTINUING>                                  83,000
<DISCONTINUED>                                            0
<EXTRAORDINARY>                                           0
<CHANGES>                                                 0
<NET-INCOME>                                         83,000
<EPS-PRIMARY>                                          1.12
<EPS-DILUTED>                                          1.12

